Exhibit 10.31

AMENDED AND RESTATED DIRECTORS’ COMPENSATION PLAN

JUMPTV INC.,
as amended May 13, 2009

ARTICLE 1
PURPOSE AND INTERPRETATION

1.1                               Plan

This compensation plan (the “Plan”) supersedes any and all prior plans relating to the issuance of Common Shares to Directors by JumpTV in lieu of cash payments.

1.2                               Purpose

The purpose of this Plan is to advance the interests of JumpTV by (i) encouraging its Directors to acquire Common Shares, thereby, increasing the proprietary interests of such persons in JumpTV and aligning the interests of such persons with the interests of JumpTV’s shareholders generally; and (ii) preserving JumpTV’s cash for other corporate purposes.

1.3                               Administration

(a)                                  This Plan will be administered by the Board or a Committee of the Board duly appointed for this purpose by the Board and consisting of not less than 2 Directors.  If a Committee is appointed for this purpose, all references to the term “Board” will be deemed to be references to the Committee.

(b)                                 Subject to the limitations of this Plan, the Board has the authority: (i) to grant Common Shares to Directors under the Plan; (ii) to determine the terms, including the limitations, restrictions and conditions, if any, upon such grants; (iii) to interpret this Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to this Plan as it may from time to time deem advisable, subject to required prior approval by any applicable regulatory authority; and (iv) to make all other determinations and to take all other actions in connection with the implementation and administration of this Plan as it may deem necessary or advisable.  The Board’s guidelines, rules, regulations, interpretations and determinations will be conclusive and binding upon all parties.

1.4                               Interpretation

For the purposes herein, the following terms have the meanings ascribed thereto as follows:

(a)                                  “Board of Directors” or “Board” means the board of directors of JumpTV;

(b)                                 “Chairman” means the Chairman of a committee of JumpTV;

(c)                                  “Committee” means an independent committee (within the meaning of applicable securities laws) of the Board of JumpTV;

(d)                                 “Common Shares” means the common share in the share capital of JumpTV;

(e)                                  “Director” means a person who is elected or appointed as a director of JumpTV from time to time;

(f)                                    “Insider” means:

(i)                                     an insider as defined in the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary; and

(ii)                                  an associate, as defined in the Securities Act (Ontario), of any person who is an Insider by virtue of (i) above;

(g)                                 “JumpTV” means JumpTV Inc.;

(h)                                 “Management Director” means a Management Director of JumpTV;

(i)                                     “Non-Management Director” means a Director who is not otherwise an officer, employee or consultant of JumpTV;

(j)                                     “Options” means an option to purchase securities of JumpTV issued by JumpTV from treasury;

(k)                                  “Plan” means this incentive compensation plan; and

(l)                                     “Share Compensation Agreement” means any stock option, stock plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise.

Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine.

This Plan is to be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.5                               Numbers

The maximum number of Common Shares available to be issued by JumpTV to Non-Management Directors under the Plan is 500,000.

ARTICLE 2
DIRECTORS PLAN

2.1                               Directors’ Remuneration

The Compensation Committee approves remuneration from time to time for each Non-Management Director whereby Non-Management Directors are paid in recognition of their services as board members and, if applicable, as chairs of Committees.  Non-Management Directors are also reimbursed for any out-of-pocket travel expenses incurred in order to attend meetings.  Management Directors of JumpTV are not currently entitled to any compensation for attending meetings of the Board or Committees.

2.2                               Issuance of Common Shares

The Non-Management Directors of JumpTV shall receive at least 50% of their annual retainers and Board and Committee meeting fees by way of issuance of Common Shares and may elect to receive up to 100% of their retainers and fees in Common Shares in lieu of cash compensation.

2.3                               Calculation for Shares

Every year, in the months of June and December, and by no later than the 15th day of June and December, as the case may be, JumpTV will send a notice (the “Notice”) to each Non-Management Director, that will solicit from such Director the amount of such Director’s cash compensation it wishes to receive in Common Shares, as more particularly described and set forth below:

(a)                                  each June and December, a Non-Management Director will receive at least US$2,500 of the Non-Management Director’s annual base compensation and 50% of all accrued Board and Committee meeting fees in Common Shares in full satisfaction of such amounts owing.  A Non-Management Director may elect to receive additional Common Shares in lieu of cash compensation owing by JumpTV to the Non-Management Director at that time and will be required to advise JumpTV of the Non-Management Director’s election to receive additional Common Shares by no later than 5 business days after receipt of the Notice; and

(b)                                 each June and December, a Committee Chairman will receive at least US$3,750 of the Chairman’s annual base compensation and 50% of all accrued board meeting fees in Common Shares in full satisfaction of such amounts owing.  A Committee Chairman may elect to receive additional Common Shares in lieu of cash compensation owing by JumpTV to the Committee Chairman at that time and will be required to advise JumpTV of the Committee Chairman’s election to receive additional Common Shares by no later than 5 business days after receipt of the Notice.

The number of Common Shares to be issued to each Non-Management Director will be determined by dividing the dollar value of the retainers and fees to be paid in Common Shares by the closing price of the Common Shares on the payment date.

ARTICLE 3
GENERAL

3.1                               Non-Exclusivity

Nothing contained herein will prevent the Board from adopting other or additional compensation arrangements for the benefit of any Director of JumpTV, subject to any required regulatory or shareholder approval.

3.2                               Cessation of Entitlement under the Plan

Upon ceasing to become a Director, a Director will no longer be eligible to receive Common Shares under this Plan and any amounts owing to such Director shall be paid in cash.

3.3                               Amendment and Termination

(a)                                  The Board may, at any time and from time to time, amend, suspend or terminate the Plan without shareholder approval, provided that no such amendment, suspension or termination may be made without obtaining any required approval of any regulatory authority or stock exchange.

(b)                                 Notwithstanding the provisions of Section 3.3(a), the Board may not, without the approval of the shareholders of the Corporation, make amendments to the Plan for any of the following purposes:

(i)                                     to increase the maximum number of Common Shares issuable under the Plan; or

(ii)                                  to amend the provisions of this Section 3.3(b).

3.4                               Compliance with Legislation: Governing Law

The obligation of JumpTV to issue and deliver Common Shares in accordance with this Directors’ Plan is subject to applicable securities law, stock exchange or market on which the Common Shares trade, any trading black-out periods prescribed by JumpTV and the receipt of any approvals that may be required from any regulator or market having jurisdiction over the securities of JumpTV.  If Common Shares cannot be issued by JumpTV hereunder for any reason whatsoever, the obligation of JumpTV to issue such Common Shares shall be suspended until such time as it is practicable for JumpTV to issue such Common Shares.  The Directors’ Plan shall be governed by and construed in accordance with the laws of the Province of Ontario.

3.5                               Effective Date

This Plan will become effective immediately upon approval of the Board, subject to any required regulatory and shareholder approval.

3.6                               Record Keeping

JumpTV shall maintain a register in which shall be recorded:

(a)                                  the name and address of each Non-Management Director in this Plan; and

(b)                                 the number of Common Shares issues to all Non-Management Directors in this Plan.